Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3), and related Prospectus of ViryaNet Ltd. for the registration of 2,080,057 of its ordinary shares and to the incorporation by reference therein of our report dated February 17, 2004, with respect to the consolidated financial statements and schedule of ViryaNet Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST, FORER GABBAY and KASIERER
April 14, 2004	A Member of Ernst & Young Global